UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

☒ Definitive Additional Materials

[_] Soliciting Material under Rule 14a-12

CARVER BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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2)	Aggregate number of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)	Proposed maximum aggregate value of transaction:

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5)	Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

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2)	Form, Schedule or Registration Statement No.:

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3)	Filing Party:

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4)	Date Filed:

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CARVER FEDERAL SAVINGS BANK

August 15, 2005

Dear Plan Account Holder:

You should have received a letter dated August 11, 2005, pertaining to your participation in the Carver Federal Savings Bank 401(k) savings plan. Please disregard that letter, as it did not contain all relevant information.

Enclosed herein are documents pertaining to your participation in the above mentioned plan, as well as the Carver Bancorp, Inc. Annual Report and Proxy Statement.

Sincerely,

401(k) PLAN COMMITTEE OF

CARVER FEDERAL SAVINGS BANK

CARVER BANCORP, INC.

August 15, 2005

Dear Plan Account Holder:

You should have received a letter dated August 11, 2005, pertaining to your participation in the Carver Bancorp, Inc., Employee Stock Ownership Plan. Please disregard that letter, as it did not contain all relevant information.

Enclosed herein are documents pertaining to your participation in the above mentioned plan, as well as the Carver Bancorp, Inc. Annual Report and Proxy Statement.

Sincerely,

CARVER BANCORP, INC. EMPLOYEE

STOCK OWNERSHIP PLAN COMMITTEE